                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

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

                                November 9, 2004

Dear ComBanc Shareholders:

      As you are aware, on August 4, 2004, the Board of Directors of ComBanc, Inc. signed a definitive agreement to merge ComBanc and The Commercial Bank with and into First Defiance Financial Corp. We currently anticipate that the special shareholder meeting to vote on the merger transaction will be scheduled and held at some time during December of 2004 (the specific date will be announced very soon). In order for you to make an informed decision, we are presenting the second in our series of shareholder updates.

      First Defiance Financial Corp., based in nearby Defiance, is the holding company for First Federal Bank of the Midwest (First Federal Bank), which operates 19 full-service banking offices and 25 ATM locations in 10 counties in Northwest Ohio. First Defiance also operates First Insurance & Investments, which offers property and casualty insurance, life and group health insurance and financial planning. First Defiance is traded on the NASDAQ national market under the trading symbol FDEF. We have enclosed more detailed information on First Defiance:

      1. The 2003 First Defiance Financial Corp. Annual Report, which was released in April of this year. You will find that First Federal's style of community banking and community involvement is very similar to Commercial Bank's philosophy.

      2. Biographies of William J. Small, Chairman, President and CEO of First Defiance; and James L. Rohrs, President and COO of First Federal Bank.

      3.    A copy of the First Defiance Third Quarter Investor Fact Sheet.

We trust you will find this information helpful. ComBanc's Board of Directors and executive management believe that our shareholders, employees and customers will appreciate our combination with First Defiance Financial Corp. and First Federal Bank.

IN CONNECTION WITH THE PROPOSED MERGER OF COMBANC INTO FIRST DEFIANCE, FIRST DEFIANCE HAS FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (SEC) A REGISTRATION STATEMENT ON FORM S-4 (SEC FILE NUMBER: 333-119821) THAT INCLUDED A PRELIMINARY PROXY STATEMENT OF COMBANC AND A PROSPECTUS FOR FIRST DEFIANCE. SHAREHOLDERS ARE URGED TO READ THE PRELIMINARY PROXY STATEMENT/PROSPECTUS, WHICH IS AVAILABLE NOW. THE BOARD OF DIRECTORS OF COMBANC INTENDS TO MAIL THE DEFINITIVE PROXY STATEMENT/PROSPECTUS TO ALL COMBANC SHAREHOLDERS TO SOLICIT YOUR VOTE IN FAVOR OF THE MERGER TRANSACTION. WE URGE ALL SHAREHOLDERS TO READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. COMBANC IS A PARTICIPANT IN THE SOLICITATION OF YOUR VOTES IN FAVOR OF THE MERGER TRANSACTION.

SHAREHOLDERS MAY OBTAIN A FREE COPY OF THE PRELIMINARY PROXY
STATEMENT/PROSPECTUS AND THE DEFINITIVE PROXY STATEMENT/PROSPECTUS (WHEN IT IS AVAILABLE) AS WELL AS OTHER DOCUMENTS FILED WITH THE SEC BY FIRST DEFIANCE AND COMBANC, SUCH AS EACH COMPANY'S ANNUAL REPORT ON FORM 10-K, QUARTERLY REPORTS ON FORM 10-Q, AND CURRENT REPORTS ON FORM 8-K, AT THE SEC'S WEB SITE AT WWW.SEC.GOV. INFORMATION ABOUT FIRST DEFIANCE AND ITS

SUBSIDIARIES AND FILINGS OF FIRST DEFIANCE ARE AVAILABLE AT WWW.FDEF.COM AND WWW.FIRST-FED.COM. THE DEFINITIVE PROXY STATEMENT/PROSPECTUS, WHEN AVAILABLE, AND OTHER DOCUMENTS FILED BY COMBANC MAY ALSO BE OBTAINED AT NO CHARGE FROM COMBANC BY CALLING REBECCA L. MINNIG AT COMBANC AT (419) 695-1055.

      Please feel free to call Paul Wreede at 419-695-1055 or Bill Small at 419-782-5015 if you have any questions. Thank you very much for your consideration in this matter.

                                       Very truly yours,

                                       Paul G. Wreede
                                       Chairman, President & CEO
                                       ComBanc, Inc.

                                       William J. Small
                                       Chairman, President & CEO
                                       First Defiance Financial Corp.

                       2003 ANNUAL REPORT TO SHAREHOLDERS

                                    [GRAPHIC]

                                 It's Personal

                                     [LOGO]

                                 FIRST DEFIANCE
                                 FINANCIAL CORP.

[LOGO]
-----------------sidebar----------------
           TABLE OF CONTENTS

Financial Highlights...................1

Letter from the Chairman...............2

Business Overview......................4

Community Advisory Boards..............8

Corporate and Shareholder
Information...Inside Back Cover
----------------------------------------

                         First Defiance Financial Corp.

First Defiance Financial Corp., headquartered in Defiance, OH, is the holding company for First Federal Bank of the Midwest and First Insurance & Investments. First Federal operates 19 full service branches and 25 ATM locations in northwest Ohio. First Insurance & Investments is the largest property and casualty insurance company in the Defiance, Ohio area, specializing in life and group health insurance as well as financial planning. For more information, visit the Company's Web site at www.fdef.com.

Statements contained in this Annual Report may not be based on historical facts and are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21B of the Securities Act of 1934, as amended. Actual results could vary materially depending on risks and uncertainties inherent in general and local banking and insurance conditions, competitive factors specific to markets in which the Company and its subsidiaries operate, future interest rate levels, legislative and regulatory decisions or capital market conditions. The Company assumes no responsibility to update this information. For more details, please refer to the Company's SEC filings, including its most recent Annual Report on Form 10-K and quarterly reports on Form 10-Q.


Front Cover: Pictured are some of the 2003 Customer Service Excellence Award winners, 2003 Employee Anniversary Award winners and staff who were extensively involved in volunteer activities in their communities and/or our organization.

Financial Highlights

YEARS ENDED DECEMBER 31
($ in thousands, except per share data)

                                                    2003          2002          2001
AT PERIOD END:
Assets                                           $1,040,599    $  884,245    $1,132,648
Assets of continuing operations                   1,040,599       884,245       644,194
Loans, net                                          741,127       576,377       499,813
Deposits                                            728,996       599,573       615,238
Stockholders' equity                                124,269       120,110       111,021

Book value per share                             $    19.64    $    18.73    $    16.20
Tangible book value per share                    $    16.39    $    18.17    $    15.65
Stockholders' equity to assets of
continuing operations                                 11.94%        13.58%        17.23%

AVERAGE BALANCES:
Assets                                           $  975,047    $  946,497    $1,099,039
Assets of continuing operations                     975,047       829,028       692,822
Loans, net                                          667,165       525,855       520,917
Deposits                                            680,539       580,622       490,954
Stockholders' equity                                121,234       119,072       104,102

SUMMARY OF OPERATING
RESULTS:
Net interest income                              $   29,081    $   24,097    $   20,943
Provision for loan losses                             1,719         1,451           994
Securities gains (losses)                             1,575            21          (137)
Non-interest income (excluding security gains)       17,213        12,900        10,357
Non-interest expense                                 28,378        26,161        22,948
Income from continuing operations                    12,082         6,420         4,798
Net income                                           12,082        15,079        13,616

Basic earnings per share from continuing
operations                                       $     2.00    $     1.01    $     0.74
Diluted earnings per share from
continuing operations                            $     1.91    $     0.97    $     0.72

Basic earnings per share                         $     2.00    $     2.37    $     2.11
Diluted earnings per share                       $     1.91    $     2.28    $     2.05

Return on average equity --
continuing operations                                  9.97%         5.39%         4.61%
Return on average assets --
continuing operations                                  1.24%         0.77%         0.69%

                                        -----------------sidebar----------------
                                                   Earnings Per Share

                                                  [BAR GRAPH OMITTED]

                                                 Year Ended December 31


                                                  Non-Interest Income
                                               (Excluding Security Gains)

                                                   [BAR GRAPH OMITTED]

                                                 Year Ended December 31


                                              Non-Residential Real Estate
                                                  and Commercial Loans

                                                   [BAR GRAPH OMITTED]

                                                     At December 31
                                        ----------------------------------------

[LOGO]
-----------------sidebar----------------

[PHOTO] William J. Small
        Chairman, President, and
        Chief Executive Officer
        First Defiance Financial Corp.
----------------------------------------

Dear Shareholders:

The year 2003 was one of solid performance for First Defiance Financial Corp. based on earnings and shareholder return. However, the bigger success, in terms of future strength and viability, is the way we executed our business plan that resulted in impressive growth, both organically and through an acquisition. We said at the beginning of the year that our strategic focus would be on community financial services featuring high-touch personalized service with state-of-the-art products and a strong delivery system. We believed that by following this blueprint we could grow our existing franchise and also look for opportunities to grow through strategic acquisitions. Our performance in 2003 was a direct result of maintaining our focus on this plan and understanding that when it comes to community banking, "it's personal."

The reputation of First Defiance Financial Corp. and its subsidiaries, First Federal Bank of the Midwest and First Insurance & Investments, has been built on personalized, relationship-based service. It is our mission to continue to deliver this type of service as we grow and expand our market area. Consolidation within banking will continue to give us opportunities to pick up new client relationships as well as presenting the possibility for additional acquisitions to continue our growth while maintaining our focus on personalized service.

STRONG PERFORMANCE RESULTS

Our growth in 2003 came both from within our existing framework and through the acquisition of three new branches located within our market. Organic loan growth was achieved primarily from our continued emphasis on commercial lending. Commercial loans and nonresidential real estate loans grew a healthy 23.5% (excluding loans acquired through our branch acquisition) during a year when many banks struggled to maintain their portfolio balances. The interest rate climate, the improving economy, and our relatively new presence in some faster growing markets all combined to give us opportunities to grow this segment of our lending portfolio. I am again pleased to report that this rapid growth was accomplished while maintaining outstanding credit quality ratios. Our non-performing assets to total assets ratio at year-end was .28% compared to an average of .78% for publicly traded Ohio banks.

As strong as the commercial growth was, the biggest story on the loan side in 2003 was the high volume of residential real estate lending that was experienced here, and across the nation, due to the lowest mortgage rates in almost 50 years. Most of this production was sold on the secondary market, resulting in increased revenue from the gain on the sale of these mortgages. We will not face the risk of the low interest rates on our books over the life of the loan. The challenge, however, will be replacing the income from the gain on sale now that mortgage rates are beginning to rise and residential mortgage loan production has slowed. Fortunately, the size of our servicing portfolio grew during this period as we gained market share, and a portion of that revenue will be replaced with ongoing servicing income. Additional loan growth and margin improvement will also be critical to driving revenue in the coming year.

Letter From The Chairman

Deposits grew at a good pace during 2003 as we continued to put emphasis on growing the core deposits at the bank. Both commercial checking and retail checking accounts showed substantial increases during the year and our Money Market Access Account continued its strong growth. With the expectation of interest rates starting to rise during the coming year, we will strategically offer various certificate of deposit programs to attract some longer term funds, however our primary focus will be to build balances in the demand deposit accounts.

POSITIONED FOR GROWTH

Growth is an important component of our future profitability and we had strong organic growth again in 2003. However, in light of our strong capital position, we realized that to meet our long-term goals, we also had to pursue acquisition opportunities. In February 2003, we announced that we reached an agreement to purchase three branches of the RFC Banking Company. These branches presented an opportunity for us to strengthen our position in the Hancock County market with an additional office in Findlay and an office in McComb, and also gave us a presence in Putnam County with a large office in Ottawa. This branch purchase was completed on Friday, June 6, 2003. Thanks to the hard work of many dedicated employees, we were able to convert the new offices to our systems over that weekend and opened up on the following Monday morning in a very smooth transition. These offices have integrated well into our operation, have a high retention level of their existing business and have contributed new customer relationships to First Federal Bank.

With that acquisition and the opening of a de novo branch on the east side of Findlay, our third location in that city, in December 2003, we ended the year with 18 full service banking centers in operation. A loan production office that we opened in the Toledo market in the summer of 2002 continued to grow, leading to the decision to establish a full service office in the Toledo suburb of Maumee, Ohio that opened in February 2004. Our delivery system now consists of the 19 full service offices, 25 ATMs and our Online Banking service.

In addition to our core banking operation, the insurance, investment, and trust areas of our Company are continuing to play a larger role in contributing to non-interest income. As the economy improves, we believe that this will create additional opportunities in the investment and trust areas. The cross-selling we emphasize, especially in our commercial area, has resulted in opportunities for both additional insurance business and commercial relationships.

"IT'S PERSONAL"

The results that we have achieved at First Defiance Financial Corp. are primarily due to our employees and their commitment to our personal service strategy. We have been able to attract and retain a strong group of banking professionals who firmly believe in community banking. They understand the business and our strategy as well as the importance of their role in contributing to the overall success of First Defiance. I want to thank them for their hard work and dedication, and I look forward to continued success as we move forward together.

As we look ahead, we will keep our focus on our community financial service business plan. This is a model that has been very successful for us as we continue to deliver personal, high quality financial service to our customers. We have good growth potential throughout our markets, both in our newer markets where our market share is small and the opportunities are many, and in the communities we've served for years where our reputation for quality service, responsiveness and integrity makes us the financial services provider of choice for more people every year. In addition, we will actively seek acquisition and de novo branching opportunities that add strategic value to First Defiance and will contribute to increased shareholder value.

We appreciate your support and interest in First Defiance Financial Corp., and we look forward to building the value of this company for our shareholders, customers, and employees.


/s/ William J. Small

William J. Small
Chairman, President and Chief Executive Officer

[LOGO]
-----------------sidebar----------------

[PHOTO]

Ashley Meraz, a Customer Service
Representative at the Wauseon community
banking office, provides friendly
service to a local customer.

           THE STORY OF FIRST
        DEFIANCE FINANCIAL CORP.

o  First Federal Bank was established as
   Northwest Savings and Loan Company in
   the small city of Defiance, Ohio back
   in the roaring 20's. As the city
   grew, so did the savings and loan,
   which was granted a federal charter
   in 1935 and changed its name to First
   Federal Savings and Loan of Defiance.
   Assets reached the $1 million mark in
   1941.

o  The fledgling organization added its
   first branch in Bryan, Ohio in 1953,
   and hasn't stopped growing since.
   Over the next 40 years, First Federal
   opened six more branches in northwest
   Ohio, changed its name to First
   Federal Savings and Loan, and grew
   its assets to over $336 million.

o  In the early 90's, First Federal took
   what turned out to be significant
   steps in its ongoing success story.
   In 1993, First Federal reorganized
   from a Mutual Savings and Loan
   Association to a Mutual Holding
   Company and issued its first stock to
   employees and the public. On
   September 29, 1995, First Federal
   converted from mutual holding company
   ownership to a full stock company,
   trading stock on the NASDAQ as FDEF.
   This event also marked the formation
   of First Defiance Financial Corp. as
   the holding company for First
   Federal.

           (Continued on page 5 sidebar)
----------------------------------------

It's Personal

                                    [PHOTO]

      Amy Daeger, Branch Manager at the Defiance North office, assists a customer with a new account.

                "We know we can trust what our loan officer says,
                         and we can rely on his advice."

    "Moving our accounts to First Federal Bank was a great decision for us."

       "The staff is involved in our community, and they know me by name."

While it may be unusual for some organizations to receive accolades like these, we strive to make it the norm at First Defiance Financial Corp. Our customers often tell us that our special brand of service delivery sets us apart from the competition.

Whether we're providing retail banking services, commercial lending or insurance and investment services, we stick to our mission to make our customers' lives easier and help them reach their financial goals. The effort pays off in many ways--with rewarding smiles on our customers' faces, impressive shareholder returns, and exciting asset growth.

We look for ways to simplify our services, making them advantageous and uncomplicated. We consult with and educate our customers, so they feel confident making the financial decisions they need to make. And we aspire to humanize the whole financial process, which can often seem intimidating. We don't want our customers to ever feel they're treated like a number, lost in bureaucracy or trapped in frustrating automated call center systems. Yes, we're now a $1 billion plus company. But we measure success the same way we always have--by the number of customers who choose to put their trust in us every day and who are delighted with their decision. To us--it's personal.

                            BUILDING ON OUR STRENGTHS

In 2003, our strategic initiatives included goals to continue expansion, improve internal communications, focus on technology planning, work toward increased efficiency and develop an enhanced employee incentive and reward system. We fervently tackled each challenge and ended the year in an unprecedented position of strength.

HIGHLIGHTS FROM 2003 INCLUDE:

      o Ended the year with earnings of $12.1 million and $1.91 in earnings per share (a 96.9% increase over 2002 earnings per share from continuing operations)

      o     Acquired three banking offices in Findlay, McComb and Ottawa, Ohio

      o     Surpassed the $1 billion in assets mark in June

      o     Achieved an efficiency ratio of 60.31%

      o     Opened a third office on the east side of Findlay, Ohio

      o     Broke ground for a new office in Maumee, Ohio, a suburb of Toledo

      o     Generated record mortgage volume

      o     Exceeded goals in commercial loan growth

      o Succeeded in keeping net commercial loan charge-offs for the year at a low 0.06% of average loans

      o Donated over $310,000 to community improvement projects, surpassing previous levels

      o Developed and implemented a quarterly bonus program tying employee efforts directly to profitability and customer satisfaction

                               MOMENTUM FOR 2004

The success we experienced in 2003 gives us the critical momentum to meet our goals in 2004. Our year will be marked by

      o     The organization's continued planned growth

      o     The development of new products

      o     The opening of a full-service office in the Toledo market

      o     Enhanced customer satisfaction measures

      o Increased product marketing and sales for both First Federal Bank and First Insurance & Investments

      o     Customer and product profitability studies and

      o Operational enhancements designed to improve customer processes without losing the personal touch we provide.

We are confident that we have the team in place to meet these objectives in typical First Defiance Financial Corp. fashion.

Throughout the year, our Board will remain actively engaged in the oversight process and facilitate steady progress without sacrificing credit quality or taking harmful risks. We are proud of our solid reputation, and we'll be working harder than ever to become the premier financial services provider in each of our markets.

                                        -----------------sidebar----------------
                                        (Continued from page 4 sidebar)

                                        o  In 1998, two more branches were added
                                           to the First Federal Bank system--one
                                           in Paulding and one in Hicksville,
                                           Ohio. A community focus and a desire
                                           to provide more comprehensive
                                           services prompted the name change to
                                           First Federal Bank of the Midwest in
                                           1999. A "Customer First" philosophy
                                           was introduced, along with the
                                           tagline "Bank with the people you
                                           know and trust" as an indication of
                                           our commitment to providing local,
                                           personalized service. Before the year
                                           was out, an office was opened in the
                                           Findlay, Ohio market and First
                                           Insurance & Investments was added to
                                           the growing list of financial
                                           services.

                                        o  In 2000, First Federal Bank continued
                                           its expansion in northwest Ohio by
                                           adding a 13th branch location in
                                           Fostoria, Ohio. In 2002, a 14th
                                           branch opened for customers in
                                           Bowling Green, Ohio and a loan
                                           production office opened in Toledo.
                                           The Leader Mortgage Company, based in
                                           Cleveland and owned by First Federal
                                           for several years, was sold in 2002,
                                           freeing up capital for further
                                           expansion of our community banking
                                           franchise.

                                        o  In June of 2003, a portion of that
                                           capital was utilized to acquire three
                                           offices in Ottawa, Findlay and
                                           McComb, Ohio. In December of 2003, a
                                           grand opening was held for a third
                                           office on Findlay's east side,
                                           bringing the total number of branches
                                           to 18. Our 19th office opened in
                                           Maumee, a suburb of Toledo, in
                                           February of 2004.

                                        o  Today, First Federal Bank enjoys
                                           formidable market share and a
                                           reputation of strength and stability
                                           in northwest Ohio. With a continued
                                           emphasis on local decision-making,
                                           community banking, quality staff and
                                           a customer-centered service culture,
                                           First Federal Bank and First Defiance
                                           Financial Corp. are well positioned
                                           for the future.
                                        ----------------------------------------

[LOGO]
There's No Place Like Home
-----------------sidebar----------------

Northwest Ohio is an ideal place to work and live. We have the benefit of wide open spaces, meandering rivers, historical sites, big cities, small towns and great opportunities.
Characterized by a strong midwestern
work ethic, the citizens of the region
truly enjoy an enviable quality of life.

We take pride in the fact that First
Defiance Financial Corp.'s headquarters
is located in Defiance, not more than 90 minutes away from any of our branches.
These offices are confidently run by
leaders empowered to make the best
local decisions for their customers, who often double as friends and neighbors.
We will continue to strengthen our
presence in our existing market
footprint and in our contiguous
geographic areas.

We know our markets, and we believe in
our strategy. The old saying rings true
with us: there's no place like home.

                [PHOTO]

Maumee office, opened in February 2004
----------------------------------------

OFFICE LOCATIONS:

DEFIANCE

601 Clinton Street

825 North Clinton Street

Inside Super Kmart
190 Stadium Drive

BOWLING GREEN

1226 West Wooster Street

BRYAN

204 East High Street

926 East High Street

FINDLAY

3900 North Main Street

301 South Main Street

7591 Patriot Drive

FOSTORIA

1694 North Countyline Road

HICKSVILLE

201 East High Street

MAUMEE (TOLEDO)

417 West Dussel

McCOMB

124 East Main Street

MONTPELIER

1050 East Main Street

NAPOLEON

625 Scott Street

1333 Woodlawn Avenue

OTTAWA

405 East Main Street

PAULDING

905 North Williams Street

WAUSEON

211 South Fulton Street

                                      [MAP]

                                      [MAP]

                                        -----------------sidebar----------------
                                        New Offices in 2003

                                                        [PHOTO]

                                                 Findlay Downtown office

                                                        [PHOTO]

                                                      Ottawa office

                                                        [PHOTO]

                                                      McComb office

                                                        [PHOTO]

                                                   Findlay East office
                                        ----------------------------------------

[LOGO]
Community Banking
-----------------sidebar----------------

FAST FACTS

          FIRST FEDERAL BANK
           CONSUMER PRODUCTS

Retail customers who bank with the
people they "know and trust" at First
Federal Bank enjoy a wide variety of
financial options including:

DEPOSIT PRODUCTS

o A variety of Checking Accounts

o Savings Accounts for every situation

o  Money Market and Money Market Access
   Accounts

o  Certificates of Deposit--available in
   short and long terms

LOANS

o  Mortgage Loans--with no-money-down
   and bi-weekly payment options
   available

o  Home Equity Loans--several ways for
   homeowners to take advantage of their
   homes' value.

o  Consumer Loans--for autos, RV's,
   boats and other major purchases

CONVENIENT ACCESS

o  OnLine Banking and Bill Pay services

o  Automated Teller Machines (ATM's)
   throughout our market area

o  Telephone Banking service

o  Automated Deductions from checking
   and savings accounts

FINANCIAL PLANNING

o  Investment Planning

o  Retirement Planning

o  Trust Services

o  401(k) Employee Benefit Plans

o  IRA Accounts
----------------------------------------

                                    [PHOTO]

      Surrounded by the personal touches she added to the kitchen of her first home, Rebecca Pilger reviews her final paperwork with mortgage loan officer Kathy Hoover.

                    "BANK WITH THE PEOPLE YOU KNOW AND TRUST"

It's an advantage to be a community bank. Our operating style allows us to get to know our customers and make a difference in their lives. We have the resources to help them buy or build their first home, pay for a child's college education and plan for retirement. First Federal Bank is large enough to offer the services they need, yet small enough to make those services personal and convenient. We keep the "community" in community banking.

ACHIEVING DREAMS

Kathy Hoover enjoys her job as a mortgage lender for First Federal Bank. For the past eight years, she has helped hundreds of customers achieve their goal of becoming homeowners. One such customer is Rebecca Pilger, a determined woman with a young son and a big dream: to own her own home. "I came to First Federal Bank because Kathy made me feel comfortable," Rebecca states. "She explained everything so well." Kathy set to work researching ways to help Rebecca purchase the perfect spot in the town of Hamler, Ohio, right next door to the home where Rebecca was raised. With the help of the Federal Home Loan Bank's Welcome Home Funds, Kathy found a way to make it all possible. Rebecca was thrilled with the result: "I didn't think it would happen. I never imagined I would send a thank you note to a bank employee, but I just had to send one to Kathy."

SERVING THE NEEDS OF THREE GENERATIONS

More than 50 years ago, Dan Dhaenens stepped into the brand new First Federal Bank office in downtown Bryan and started a tradition that has lasted for three generations. "I opened my first account in 1953," Dan recalls with a smile. "They were giving away pen and pencil sets in honor of the grand opening." His boys became customers of First Federal Bank while they were still young. "Mom brought us up to the bank in 1968 to open our first savings

                                    [PHOTO]

      Curt Dhaenens (left) helps his son Caleb, 11, fill out a deposit slip, while Dan Dhaenens consults with Bryan office Branch Manager and VP Cindy Castor on a new CD option.

accounts," son Curt comments. He continued the tradition by starting accounts for his own children soon after they were born. "The people at First Federal Bank helped me finance my first house," he explains. "And we now have our checking, savings, CD's, .....everything there. The people know me, and the service they offer keeps me there."

                     COMMITTED TO MAKING A DIFFERENCE

No one knows the issues and challenges of a community better than the involved citizens who live there. At First Defiance Financial Corp., we traditionally hire the best and brightest from the area and encourage them to take part in the development efforts going on in their communities. From mentoring in the elementary schools, to chairing a Chamber of Commerce committee, to delivering chicken BBQ dinners for a local United Way fundraiser, our employees regularly donate their time and effort to help make a difference.

COMMUNITY ADVISORY BOARDS

DEFIANCE, OHIO

Rick Weaver
  Poggemeyer Design
Craig Hoffman
  Mast-Mock-Hoffman Funeral Home
Mike Koester
  Koester Corporation
Doug Daoust
  Daoust Drugs
Sam Strausbaugh
  Defiance Metal Products

FINDLAY, OHIO

M. Michael Roberts
  dmh Toyota-Lift
Dr. Alan Tong
  Cascade Women's Health
James Koehler
  Country Club Acres, Inc.
John Bookmyer
  Blanchard Valley Hospital
Paul Kramer
  Kramer Enterprises, Inc.

FOSTORIA, OHIO

Steve Dandurand
  Corporate One Benefit Agency, Inc.
Tom Reineke
  Reineke Ford
Peggy Frankart
  Fostoria Community Hospital
Frank Kinn
  Business/Financial Consultant

WAUSEON, OHIO

Kerry Ackerman
  J and B Feed Company
Leon Mann
  Trailite Sales, Inc.
Steven McElrath
  BMW Services
Bill Fortier
  Aquatek Water Conditioning

HICKSVILLE, OHIO

Michael Headley
  H & W Automotive Parts Inc.
Larry Haver
  Haver Construction & Lumber
Dr. Robert Ramus
  Dentist

MONTPELIER, OHIO

Eric Harter
  Herbson Manufacturing
Thomas Houck
  Do It Best Hardware
Dr. Walter Bumb
  Dentist
Pete Yeager
  Yeager's Market

NAPOLEON, OHIO

Mike Snyder
  Napoleon/Defiance Wash-N-Fill
Susan Witt
  Engineer, Gerken Paving
Jeffrey Spangler
  Holgate Metal Fab, Inc.
Kay Wesche
  Henry County Development Services
Bradley Westhoven
  Midwest Trim, Inc.

PAULDING, OHIO

Jeff Clark
  JA Clark Home Improvements
Joseph Burkard
  Paulding County Prosecutor
William Shugars
  Paulding Schools Administration

BRYAN, OHIO

Steve Smith
  L.E. Smith Co.
Richard Hallett
  Ohio Gas Company
Renee Isaac
  Bryan Middle School
LeRoy Feather
  Community Hospitals of
  Williams County
Stacey Bock
  C.P.A.

OTTAWA, OHIO

Mike Ruhe
  Ret. Supt, O-G Schools
Kevin Ellerbrock
  Kevin Ellerbrock Construction
Dr. Dean Walther
  Optometrist
Kenneth Konst
  Agri-Business

                                        -----------------sidebar----------------

                                                       FAST FACTS

                                                        COMMUNITY
                                                       INVOLVEMENT

                                        In 2003, First Federal Bank and First
                                        Insurance & Investments donated over
                                        $310,000 to local charities and service
                                        organizations to help improve our
                                        communities. Among the monetary donation recipients were:

                                           Nine United Way Chapters in northwest
                                           Ohio

                                           Chambers of Commerce fundraisers

                                           The Defiance Area YMCA Capital
                                           Campaign

                                           The American Cancer Society Relay For
                                           Life events throughout the region

                                           The American Heart Association

                                           Area 4-H and DECA Clubs

                                           High School Sports Programs, Academic
                                           Boosters and Music Groups

                                           Habitat for Humanity projects

                                           NAACP events

                                           Police and Sheriff Department
                                           fundraisers

                                           Senior Center events

                                           The Volunteer Connection

                                           March of Dimes

                                           Big Brothers/Big Sisters...

                                           .....and dozens more.
                                        ----------------------------------------

[LOGO]
-----------------sidebar----------------

"The bank keeps our money working for us all the time."

               FAST FACTS

          COMMERCIAL SERVICES:

o  Commercial Loans

o  Owner-occupied and non-owner-occupied
   Real Estate Loans

o  Lines of Credit

o  Equipment Purchase Loans

o  Agriculture Loans

o  Cash Management Internet Banking
   Services

o  Free Small Business Checking Accounts

o  Sweep Accounts

o  Merchant Services

o  First AM Fax program for account
   management
----------------------------------------

Commercial Banking

                                    [PHOTO]

      Gene Westhoven, CEO of Midwest Trim, Inc., Steve Bischoff, VP and Commercial Loan Officer at First Federal Bank, and Brad Westhoven, President of Midwest Trim, Inc., review a load of hardwood trim about to be shipped.

               THERE'S BUSINESS AS USUAL, AND THERE'S BUSINESS
                         THE FIRST FEDERAL BANK WAY

When we decided to increase our emphasis on commercial banking services in 1998, we set aggressive goals for commercial loan and deposit growth. A mere six years later,our commercial services are an impressive part of our success story. Although we are competitive, it's not solely our interest rate pricing that generates our growth. Once again, it's our people who make the difference.

Our commercial loan officers display a passion for excellence and an intrinsic desire to help others succeed. They get out from behind their desks and spend the time necessary to listen to and learn from business owners, zeroing in on their aspirations and devising ways to help them meet their goals. Their collaborative approach turns our customers into our greatest referral sources. In addition to our customer relationships, we are also proud of the credit quality of our loan portfolio. Unlike many of our peer banks, our charge-off rates are negligible--only 0.06% of average loans in 2003.

PARTNERS IN PROGRESS

Gene and Brad Westhoven know their business. For over twenty years, the father-son duo have skillfully provided hardwood mouldings and trimwork for homes and businesses across the country. They also know their banking needs. When Midwest Wood Trim, Inc.

                                    [PHOTO]

      A team approach helps Maumee Valley Vending Company succeed. Working with Controller Scott Plassman (right) on 401(k) Plans for his employees is Carol Whetstone, Assistant Vice President and Trust Officer with First Federal Bank. Providing commercial insurance consultation is Ken Keller, EVP of First Insurance & Investments.

was growing rapidly and searching for a new financial partner in 2000, they turned to First Federal Bank. "The feeling we got from First Federal was one of cooperation," comments Brad, the company President. "They did their homework on us, and they wanted to develop more of a banking relationship, which we needed at the time." According to Gene, the company's CEO, working with First Federal Bank has been easy: "They have been extremely helpful." "And their products are advantageous," adds Brad. "The bank keeps our money working for us all the time." The company also connected with First Insurance & Investments several years ago, citing service as a key factor in their decision.

                         FIRST INSURANCE & INVESTMENTS:
                        SOLUTIONS FOR TODAY AND TOMORROW

The First Insurance & Investments story began in the late 1800's when insurance coverage was a novel idea. Over the next 100 years, the company grew and changed, always providing the latest in insurance products and services. In 1998, the company became part of First Defiance Financial Corp. and is now the largest property and casualty insurance agency in the Defiance market.

Professional agents and financial planners work together to find solutions for their customers' insurance challenges and investment goals. With representation in all branches of First Federal Bank, First Insurance & Investments has built a reputation for quick responses and customized offerings.

QUALITY SERVICE

Established in 1946, Maumee Valley Vending Company has grown to be one of Ohio's largest independent vending companies, boasting over 30 trucks, 87 employees and hundreds of customers. Scott Plassman, the company's controller, has been working with First Insurance & Investments since 1989 and turns to First Federal Bank's Trust department for management of the company's 401(k) plan. "The First Insurance & Investments products are extremely competitive," he comments, "but it's their service that makes us want to stay with them." Scott counts the local connection as a major advantage. "We could conduct business with some insurance company over the phone, of course," he states, "but to have knowledgeable insurance and trust people close by is a definite plus."

                                        -----------------sidebar----------------
                                                        [PHOTO]

                                        Pat Briskey, Financial Advisor with
                                        First Insurance & Investments, assists a customer with her investment planning needs.

                                                       FAST FACTS

                                                    FIRST INSURANCE &
                                                  INVESTMENTS SERVICES:


                                           Risk Management

                                           Commercial Insurance

                                           Employee Benefits

                                           Medical Professional Liability
                                           Insurance

                                           Auto, Home, Life and Property
                                           Insurance

                                           Financial Planning and Investments

                                        First Insurance & Investments Officers
                                        (l to r): Steven P. Grosenbacher,
                                        President Timothy S. Whetstone,
                                        Executive Vice President Lawrence H.
                                        Woods, Executive Vice President Kenneth
                                        G. Keller, Executive Vice President

                                                        [PHOTO]
                                        ----------------------------------------

[LOGO]
-----------------sidebar----------------

[PHOTO]                  FIRST DEFIANCE FINANCIAL CORP.
                         BOARD OF DIRECTORS

                         Seated (l to r): William J. Small, Don C. Van Brackel Standing (l to r): Gerald W. Monnin, Stephen L. Boomer, James L. Rohrs, John U. Fauster, Peter A. Diehl,
                         Thomas A. Voigt, Douglas A. Burgei

FIRST DEFIANCE FINANCIAL CORP.                                           [PHOTO]
CORPORATE OFFICERS

Seated (l to r): John C. Wahl, Rachel L. Ulrich,
James L. Rohrs.
Standing (l to r): William J. Small,
Don C. Van Brackel, John W. Boesling

[PHOTO]                  FIRST FEDERAL BANK
                         EXECUTIVE VICE PRESIDENTS

                         Seated (l to r): Gregory R. Allen, John C. Wahl, Standing (l to r): Mark D. Gazarek,
                         Jeffrey D. Vereecke, Dennis E. Rose

                                                                          [LOGO]
                                        -----------------sidebar----------------

FIRST DEFIANCE FINANCIAL CORP. BOARD OF DIRECTORS

William J. Small - 1, 3, 7, 8
Chairman, President, and
Chief Executive Officer,
First Defiance Financial Corp.
Age 53, Joined Company 1994,
Director Since 1998

Don C. Van Brackel - 3, 4, 5, 7
Vice Chairman, First Defiance
Financial Corp.
Age 65, Officer Since 1992,
Director Since 1979

Stephen L. Boomer - 2, 6, 7, 8
President, Arps Dairy,
Defiance, Ohio
Age 53, Director Since 1994

Douglas A. Burgei,
D.V.M. - 3, 5, 6
Veterinarian, Napoleon, Ohio
Age 49, Director Since 1995

Peter A. Diehl - 2, 4, 5, 8
President, Diehl, Inc.,
Defiance, Ohio
Age, 53 Director Since 1998

John U. Fauster, III, D.D.S. - 2, 3, 5
Dentist, Defiance, Ohio
Age 66, Director Since 1975

Gerald W. Monnin - 2, 4, 6
Chairman of the Board,
Northwest Controls,
Defiance, Ohio
Age 65, Director Since 1997

James L. Rohrs - 1, 3, 8
President and Chief
Operating Officer,
First Federal Bank, Executive Vice
President, First Defiance
Age 56, Joined Company 1999,
Director Since 2002

Thomas A. Voigt - 4, 5, 6
Vice President, General Manager,
Bryan Publishing Company,
Bryan, Ohio
Age 61, Director Since 1995

----------
1. Permanent Member of Executive Committee

2. Audit Committee Financial Corp.

3. Investment Committee

4. Compensation Committee

5. Long Range Planning Committee

6. Corporate Governance Committee

7. Trust Committee

8. First Insurance & Investments Board of Directors

--------------------------------------------------------------------------------
FIRST DEFIANCE FINANCIAL CORP. CORPORATE OFFICERS

William J. Small
Chairman, President, and
Chief Executive Officer
Joined Company 1994

Don C. Van Brackel
Vice Chairman
Officer Since 1992

John C. Wahl
Executive Vice President,
Chief Financial Officer,
and Corporate Treasurer
Age 43, Joined Company 1994

James L. Rohrs
Executive Vice President,
Joined Company 1999

John W. Boesling
Senior Vice President,
Corporate Secretary
Age 56, Joined Company 1971

Rachel L. Ulrich
Senior Vice President
Age 38, Joined Company 1996

--------------------------------------------------------------------------------
FIRST FEDERAL BANK OF THE MIDWEST

William J. Small
Chairman and
Chief Executive Officer

Don C. Van Brackel
Vice Chairman

James L. Rohrs
President, Chief Operating Officer

Gregory R. Allen
Executive Vice President,
Chief Lending Officer

Mark D. Gazarek
Executive Vice President,
Trust Services

Dennis E. Rose, Jr.
Executive Vice President,
Operations

Jeffrey D. Vereecke
Executive Vice President,
Retail Banking

John C. Wahl
Executive Vice President, Finance
Chief Financial Officer

John W. Boesling
Senior Vice President, Secretary

Patricia A. Cooper
Senior Vice President, Operations

Eric A. Morman
Senior Vice President,
Commercial Lending

Patrick S. Rothgery
Senior Vice President,Residential Lending

Rachel L. Ulrich
Senior Vice President,Human Resources

FIRST INSURANCE & INVESTMENTS, INC.

Steven P. Grosenbacher
President

Kenneth G. Keller
Executive Vice President,
Group Health & Life

Timothy S. Whetstone
Executive Vice President,
Secretary

Lawrence H. Woods
Executive Vice President,
Property & Casualty

--------------------------------------------------------------------------------
SHAREHOLDER INFORMATION

ANNUAL MEETING

The Annual Meeting of Shareholders of First Defiance Financial Corp. will be held on Tuesday, April 20, 2004 at 1:00 p.m. at the office of First Federal Bank, 601 Clinton Street, Defiance, Ohio 43512.

INVESTOR INFORMATION

Shareholders, investors and analysts interested in additional information about First Defiance Financial Corp. may contact Jack Wahl, Chief Financial Officer, at the corporate office, (419)782-5015.

FIRST DEFIANCE ON THE WEB

First Defiance Financial Corp. is located on the Internet at www.fdef.com

STOCK TRANSFER AGENT

Shareholders with questions concerning the transfer of shares, lost certificates, dividend payments, dividend reinvestment, receipt of multiple dividend checks, duplicate mailings or changes of address should contact:

Registrar and Transfer Company
First Defiance Financial Corp. Transfer Agent
10 Commerce Drive
Cranford, NJ 07016-3572
Telephone: 800-368-5948

SECURITIES LISTING

First Defiance Financial Corp. common stock trades on the National Market System of the NASDAQ Stock Market under the symbol FDEF.

As of March 5, 2004, there were approximately 1,600 stockholders of record and
6.4 million shares outstanding.

PRICE RANGE

Year Ended December 31, 2003

                   High       Low
First Quarter      $20.67     $18.21
Second Quarter     $20.70     $18.50
Third Quarter      $26.80     $19.28
Fourth Quarter     $30.65     $24.00

Year Ended December 31, 2002

                   High       Low
First Quarter      $17.25     $15.01
Second Quarter     $21.45     $16.95
Third Quarter      $21.14     $15.70
Fourth Quarter     $19.70     $15.00

DIVIDENDS POLICY

Cash dividends on the common stock are declared quarterly and have been paid since First Defiance and its predecessor, First Federal Savings and Loan, went public in 1993. The company's Board of Directors has increased the quarterly rate six times since 1997. The current annual dividend rate is $.80 per share.

DIVIDEND REINVESTMENT PLAN

Shareholders may automatically reinvest dividends in additional First Defiance Financial Corp. common stock through the Dividend Reinvestment Plan, which also provides for purchase by voluntary cash contributions. For additional information, please contact the Registrar and Transfer Company at 800-368-5948.

AUDITORS

Ernst and Young LLP
1300 Huntington Building
Cleveland, OH 44115

GENERAL COUNSEL

Vorys, Sater, Seymour and Pease LLP
Suite 2100 Atrium Two
221 East Fourth Street
Cincinnati, Ohio 45201

                                     [LOGO]
                         FIRST DEFIANCE FINANCIAL CORP.
                      First Defiance Financial Headquarters
                               601 Clinton Street
                              Defiance, Ohio 43512
                                  www.fdef.com
                                  419-782-5015

                                     [LOGO]
                               FIRST FEDERAL BANK
                        First Federal Bank of the Midwest
                               601 Clinton Street
                              Defiance, Ohio 43512
                                www.first-fed.com
                                  419-782-5015

                                     [LOGO]
                          FIRST INSURANCE & INVESTMENTS
                       First Insurance & Investments, Inc.
                          419 Fifth Street, Suite 1200
                              Defiance, Ohio 43512
                                 www.firstii.com
                                  419-784-5431

                       For investor relations information,
                            please visit www.fdef.com


                              [LOGO]  FDEF
                                      NASDAQ
                                      LISTED

EXECUTIVE PROFILE

          First Defiance Financial Corp., 601 Clinton Street, Defiance, OH 43512

William J. Small, Chairman, President and CEO
First Defiance Financial Corp.

Mr. Small first became affiliated with the thrift business in 1978 when he joined First Federal of Defiance as an assistant branch manager. He was promoted to company vice president and transferred to the main office in 1979. He served in this position until 1987 when he assumed the role of president and chief executive officer of the Hicksville Building, Loan and Savings Company. In 1994, he returned to First Federal of Defiance as senior vice president. He was appointed president and chief operating officer in 1996 and chairman and chief executive officer, First Federal Savings and Loan and president, chairman and chief executive officer of First Defiance Financial Corp. in January, 1999. Prior to 1978, Bill was affiliated with the Napoleon Products Company of Napoleon, Ohio and Siena Heights College of Adrian, Michigan.

Mr. Small currently chairs the Federal Reserve Board's Thrift Advisory Committee, is on the Board of America's Community Bankers and is past chairman of The Ohio League of Financial Institutions and Ohio Bankers League. An active citizen in his community, he is past president and board member of the Defiance Area Chamber of Commerce and the Defiance City Schools Foundation and is a board member of The Defiance College and the Defiance Area YMCA. He is a member of the Defiance Rotary Club, Kettenring Country Club and St. Paul's United Methodist Church. Bill has also been involved in several community oriented capital campaigns including the Defiance YMCA and Defiance College campaigns.

Currently residing in Defiance, Bill attended the University of Notre Dame and graduated with his bachelor's degree in sociology and business administration from Siena Heights College in Adrian, Michigan in 1973.

                                           [FIRST DEFIANCE FINANCIAL CORP. LOGO]

EXECUTIVE PROFILE

                     First Federal Bank, 601 Clinton Street, Defiance, OH  43512

JAMES L. ROHRS, PRESIDENT AND CHIEF OPERATING OFFICER
FIRST FEDERAL BANK, DEFIANCE, OHIO

Mr. Rohrs was named President and Chief Operating Officer at First Federal Bank, Defiance, Ohio on August 30, 1999. A Hamler, Ohio native, Rohrs began his banking career with Huntington National Bank in Bowling Green, Ohio. He then advanced to become a senior business development and credit officer responsible for five banking offices in the Bowling Green area. Subsequently, he was promoted to senior lending officer and then regional executive for Huntington's Northwest Ohio Region.

In 1994, Rohrs was promoted to Business Banking Product Manager for Huntington's entire small business market segment. In this capacity, he managed marketing, product development, and the credit approval process for companies with annual sales up to $10 million.

His community activities include serving as a board member of the Defiance Area Chamber of Commerce, corporate campaign chairman for the United Way of Defiance County, chairman of the American Heart Association Heart Walk and member of the Defiance Rotary Club, Kettenring Country Club, and Emanuel Lutheran Church, Hamler, Ohio.

Rohrs is a graduate of Bowling Green State University with a degree in Finance/Credit Management, a Graduate of the University of Wisconsin School of Banking, and a graduate of the Ohio School of Consumer and Commercial Credit.

                                                       [FIRST FEDERAL BANK LOGO]

                         INVESTOR FACT SHEET - 3Q 2004
                                  NASDAQ: FDEF

[FIRST DEFIANCE FINANCIAL CORP. LOGO]

CORPORATE PROFILE

First Defiance Financial Corp. (NASDAQ:FDEF) is a banking and financial services corporation headquartered in Defiance, Ohio. First Defiance is the holding company for the Defiance-based First Federal Bank of the Midwest and First Insurance & Investments.

First Federal Bank of the Midwest is a community financial institution serving Northwest Ohio, where it currently operates 19 full-service banking offices and 25 ATMs. First Insurance & Investments is the largest insurance agency in the Defiance, Ohio market, specializing in property and casualty insurance, life and group health insurance, investment products and financial planning.

The company's strategy for continued profitability and growth is built on two primary objectives:

- Growing the company's core banking operations by capitalizing on the strong customer service and relations it enjoys as a community bank, maintaining a diversified lending portfolio of commercial, consumer, and residential mortgage offerings, expanding the branch network throughout the Northwest Ohio market and enhancing customer service offerings.

- Growing its diversified financial services operations in areas such as insurance, trust services and investment counsel.

FIVE QUARTER SELECTED FINANCIAL INFORMATION
(in thousands, except per share information and total assets

 At or for the
 three months   Sept. 30    June 30   Mar. 31  Dec. 31    Sept. 30
     ended        2004        2004      2004    2003      2003
TOTAL ASSETS    $  1,102    $ 1,073   $ 1,037  $ 1,040    $  1,033

TAX-EQUIVALENT
NET INTEREST
INCOME          $  8,791    $ 8,321   $ 8,182  $ 8,160    $  8,239

PROVISION FOR
LOAN LOSSES     $    376    $   490   $   379  $   534    $    497

NON-INTEREST
INCOME          $  3,550    $ 3,838   $ 3,422  $ 3,179    $  4,839

NON-INTEREST
EXPENSE         $  9,469*   $ 7,134   $ 7,464  $ 6,885    $  6,776

NET INCOME      $  1,680    $ 3,144   $ 2,493  $ 2,819    $  3,681

DILUTED EPS     $   0.26    $  0.49   $  0.39  $  0.44    $   0.58

DIVIDENDS
PER SHARE       $   0.20    $  0.20   $  0.20  $  0.20    $   0.15

                                STOCK INFORMATION
            (as of or for the three months ended September 30, 2004)

52 Week High                                    $        29.00
52 Week Low                                     $        22.01
Price on September 30, 2004                     $        26.01
Average Trading Volume                                   6,402
Market Capitalization                           $1.621 million
Avg. Diluted Shares Outstanding                  6.340 million

* Includes a one-time liability settlement charge of $1.9 million related to the sale of a subsidiary in 2002.

                                                   CONTACT:                      CONTACT:
[FIRST DEFIANCE            601 CLINTON STREET      John C. Wahl                  Mary Beth Weisenburger
 FINANCIAL CORP. LOGO]     DEFIANCE, OHIO 43512    Executive Vice President      Vice President
                           (800) 472-6292          Chief Financial Officer       Investor Relations
                           (419) 782-5015          jwahl@first-fed.com           mbweisenburger@first-fed.com
                           WWW.FDEF.COM            (419) 782-5202                (419) 782-5015

                         INVESTOR FACT SHEET - 3Q 2004
                                  NASDAQ:FDEF

[FIRST DEFIANCE FINANCIAL CORP. LOGO]

RECENT HIGHLIGHTS

      - FDEF announced net income for the third quarter of 2004 was $1.7 million or $0.26 per share compared to $3.7 million or $0.58 per share in the second quarter of 2003. The 2004 third quarter includes a $1.9 million charge ($1.25 million or $0.20 per share after tax) to settle contingent liability associated with the sale of former subsidiary. Excluding this item, earnings for the quarter would have been $2.9 million, or $0.46 per share.

      - Year-to-date net income of $7.3 million or $1.15 per share for first nine months of 2004 compared to $9.3 million or $1.47 per share in the same period of 2003. Excluding settlement of contingent liability, 2004 year-to-date net income would have been $8.6 million or $1.35 per share. Net interest income increased to $8.6 million for the 2004 third quarter, a 9.6% increase over prior year third quarter.

      - FDEF announced two acquisitions during the third quarter. Combanc, Inc. and its wholly owned subsidiary, The Commercial Bank, both headquartered in Delphos, Ohio. With assets of $175 million in deposits, and $120 million in loans as of June 30, 2004; and Genoa Savings and Loan Company, headquartered in Genoa, Ohio with $84 million in deposits and $72 million in loans.

                          FIRST FEDERAL BANK LOCATIONS

                       [FIRST FEDERAL BANK LOCATIONS MAP]

FINANCIAL TRENDS

[NET INCOME FROM OPERATIONS BAR CHART]

[QUARTERLY EFFICIENCY RATIO LINE GRAPH]

[TOTAL ASSETS BAR CHART]

*Excluding the one time contingent liability settlement charge of $1.9 million, the efficiency ratio would have been 62.6%

Safe Harbor Statement: Statements in this document that relate to other than strictly historical facts, including statements about the Company's plans and strategies, as well as management's expectations about new and existing products and services, technologies and opportunities, market growth, demand for acceptance of new and existing products and services are forward-looking statements. The words "believe," "expect," "anticipate," "estimate," "project," and similar expressions identify forward-looking statements that speak only as of the date thereof. Investors are cautioned that such statements involve risks and uncertainties that could cause actual results to differ materially from historical or anticipated results due to many factors. The Company undertakes no obligations to publicly update or revise such statements. For more details, please refer to the Company's Securities and Exchange Commission filings, including its most recent Annual Report on Form 10-K and quarterly reports on Form 10-Q.